UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 26, 2010

Online Resources Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26123	52-1623052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4795 Meadow Wood Lane, Chantilly, Virginia		20151
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-653-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Raymond T. Crosier resigned as President, Chief Operating Officer and interim Chief Executive Officer of the Company, effective April 20, 2010.

(c) John C. Dorman, co-Chairman of the Board of Directors of the Company, was appointed interim Chief Executive Officer of the Company to succeed Mr. Crosier, effective April 20, 2010.

(e) Pursuant to a Resignation and Release Agreement dated April 20, 2010, the Company will pay Mr. Crosier severance equal to six months’ base salary and will pay Mr. Crosier’s COBRA insurance premiums for twelve months.

Item 8.01 Other Events.

On April 23, 2010, the Board of Directors resolved to hold the Company’s 2010 Annual Meeting of Stockholders on July 1, 2010. The location and time of the meeting will be specified in the Company’s proxy materials.

Item 9.01 Financial Statements and Exhibits.

Further information regarding the events described in this report and other recent events is included in the press release attached as an exhibit hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Online Resources Corporation

April 26, 2010	By:	Catherine A. Graham

Name: Catherine A. Graham
Title: Executive Vice President, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	ORCC Press Release dated April 21, 2010